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                       DEVELOPED TECHNOLOGY RESOURCE, INC.

EXHIBIT 11 -- STATEMENT REGARDING COMPUTATION OF PER-SHARE EARNINGS


                                           THREE MONTHS ENDED APRIL 30,      SIX MONTHS ENDED APRIL 30,
                                              1997           1996              1997             1996
                                            --------        --------         --------         --------
PRIMARY:

Average shares outstanding                   790,820         838,966          801,203          838,966

Net effect of dilutive stock
     options - based on the treasury
     stock method using average
     market price                             91,279

                                            --------        --------         --------         --------
Total                                        882,099         838,966          801,203          838,966
                                            ========        ========         ========         ========

Net income (loss)                             69,824         (70,473)         (31,174)         (79,898)
                                            ========        ========         ========         ========

Per-share amount                                0.08           (0.08)           (0.04)           (0.10)
                                            ========        ========         ========         ========


FULLY DILUTED:

Average shares outstanding                   790,820         838,966          801,203          838,966

Net effect of dilutive stock
     options - based on the treasury
     stock method using the
     quarter end market price, if
     higher than average market
     price                                   178,532
                                            --------        --------         --------         --------
Total                                        969,352         838,966          801,203          838,966
                                            ========        ========         ========         ========

Net income (loss)                             69,824         (70,473)         (31,174)         (79,898)
                                            ========        ========         ========         ========

Per-share amount                                0.07           (0.08)           (0.04)           (0.10)
                                            ========        ========         ========         ========

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